                                                                    EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated condensed financial statements have been prepared to give effect to the combination of Larscom Incorporated ("Larscom") and VINA Technologies, Inc. ("VINA") using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the respective combination had been completed as of January 1, 2003, for statement of operations purposes and as of March 31, 2003, for balance sheet purposes.

The unaudited pro forma combined consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred January 1, 2003 for statements of operation purposes and as of March 31, 2003 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations.

The unaudited pro forma combined consolidated condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of VINA. The final allocation of the purchase price will be determined after the completion of the combination and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for VINA is subject to revision as more detailed analysis is completed and additional information on the fair values of VINA's assets and liabilities becomes available. Because the unaudited pro forma combined consolidated condensed financial statements are based upon preliminary estimates, the pro forma adjustments may differ materially, based upon the final purchase accounting adjustments.

These unaudited pro forma combined consolidated condensed financial statements are based upon the respective historical consolidated financial statements of Larscom and VINA and should be read in conjunction with the historical consolidated financial statements of Larscom and VINA and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Larscom and VINA have on file with the SEC.

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2003

                                                                          HISTORICAL
                                                               -----------------------------------
                                                                 LARSCOM            VINA                 PRO FORMA       PRO FORMA
                                                               INCORPORATED     TECHNOLOGIES, INC.        ADJUSTMENTS     COMBINED
                                                               ------------     ------------------        -----------     --------
                                                                                      (IN THOUSANDS)
                                     ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                 $  17,542               $   2,673        $     --        $ 20,215
     Restricted cash                                                  --                     333              --             333
     Accounts Receivable, net                                      1,932                   1,689              --           3,621
     Inventories                                                   3,331                   3,839            (445) [a]      6,725
     Income tax receivable                                            56                      --              --              56
     Prepaid expenses and other current assets                     1,478                   1,084              --           2,562
                                                               ---------               ---------        --------        --------
              Total current assets                                24,339                   9,618            (445)         33,512
     Property and equipment, net                                   1,620                   1,655             (86) [b]      3,189
     Acquired intangibles                                             --                   1,277             818  [c]      2,095
     Other non-current assets, net                                   167                      --              --             167
                                                               ---------               ---------        --------        --------
              Total assets                                     $  26,126               $  12,550        $    287        $ 38,963
                                                               =========               =========        ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:

     Accounts payable                                          $   2,049               $   1,864        $     --        $  3,913
     Accrued expenses and other current liabilities                4,445                   2,471           2,470 [d]       9,386
     Deferred revenue                                              2,415                      --              --           2,415
                                                               ---------               ---------        --------        --------
              Total current liabilities                            8,909                   4,335           2,470          15,714
     Other non-current liabilities                                 1,496                      --              --           1,496
                                                               ---------               ---------        --------        --------
              Total liabilities                                   10,405                   4,335           2,470          17,210
                                                               ---------               ---------        --------        --------
 STOCKHOLDERS' EQUITY:

     Common stock                                                     27                       6              18 [e]          51
     Additional paid-in capital                                   83,394                 188,786        (182,598)[e]      89,582
     Deferred stock compensation                                      --                    (112)              6 [e]        (106)
     Accumulated other comprehensive loss                             (1)                     --              --              (1)
     Accumulated deficit                                         (67,699)               (180,465)        180,391 [e]     (67,773)
                                                               ---------               ---------        --------        --------
              Total stockholders' equity                          15,721                   8,215          (2,183)         21,753
                                                               ---------               ---------        --------        --------
              Total liabilities and stockholders' equity       $  26,126               $  12,550        $    287        $ 38,963
                                                               =========               =========        ========        ========

The accompanying notes are an integral part of these unaudited proforma combined consolidated condensed financial statements.

   UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                            HISTORICAL
                                                 LARSCOM                 VINA                  PRO FORMA               PRO FORMA
                                               INCORPORATED       TECHNOLOGIES, INC.           ADJUSTMENTS              COMBINED
                                               ------------       ------------------           -----------              --------
                                                                       (In thousands, except per share data)
Product revenue                                     $ 2,971                $  2,679                $    --                $ 5,650
Service revenue                                       1,254                      29                     --                  1,283
                                                    -------                --------                -------                -------
          Total revenue                               4,225                   2,708                     --                  6,933
                                                    -------                --------                -------                -------
Product cost of revenue                               1,669                   1,683                      3 [f]              3,355
Service cost of revenue                                 305                       9                     --                    314
                                                    -------                --------                -------                -------
          Total cost of revenue                       1,974                   1,692                      3                  3,669
                                                    -------                --------                -------                -------
          Gross profit                                2,251                   1,016                     (3)                 3,264
                                                    -------                --------                -------                -------
Operating expenses:
     Research and development                         1,107                   1,848                    (18)[f]              2,937
     Selling, general and administrative              3,418                   1,928                     23 [f]              5,369
     Amortization of intangibles                         --                     116                     16 [g]                132
     Restructuring and acquisition-
            related expenses                            (61)                    (27)                   336 [f]                248
                                                    -------                --------                -------                -------
          Total operating expenses                    4,464                   3,865                    357                  8,686
                                                    -------                --------                -------                -------
Loss from operations                                 (2,213)                 (2,849)                   360                 (5,422)
          Interest and other income                      47                      --                     --                     47
                                                    -------                --------                -------                -------
Loss before income taxes                             (2,166)                 (2,849)                   360                 (5,375)
          Income tax provision                           17                      --                     --                     17
                                                    -------                --------                -------                -------
Net loss                                            $(2,183)               $ (2,849)               $   360                $(5,392)
                                                    =======                ========                =======                =======

Basic and diluted net loss per share                $ (0.81)               $  (0.05)               $ (0.15)               $ (1.06)

Basic and diluted weighted average shares             2,695                  62,047                  2,394                  5,089


The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated condensed financial statements included herein have been prepared in accordance with the rules of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information prepared not misleading. All share and per share figures have been adjusted to reflect Larscom's June 6, 2003, 7-for-1 reverse stock split.

1. BASIS OF PRO FORMA PRESENTATION

On March 17, 2003, Larscom and VINA entered into a merger agreement whereby each outstanding share of VINA common stock would be converted into 0.03799 newly issued shares of Larscom common stock. On June 5, 2003 this acquisition was completed. The unaudited pro forma combined consolidated condensed financial statements provide for the issuance of approximately 2,393,894 shares of Larscom common stock in exchange for all of VINA's outstanding common stock. The actual number of shares of Larscom common stock to be issued will be determined upon completion of the exchange currently being conducted by our transfer agent, the Bank of New York, since partial shares of a holder are payable in cash.

Additionally, based on the total number of VINA options and warrants outstanding as of June 5, 2003, Larscom will assume options and warrants to purchase approximately 454,752 shares of Larscom common stock.

The unaudited pro forma combined consolidated condensed balance sheet at March 31, 2003 combines the Larscom and VINA consolidated balance sheets at March 31, 2003 as if the merger had been consummated on that date.

The unaudited pro forma combined consolidated condensed statement of operations for the quarter ended March 31, 2003 gives effect to the proposed merger as if it had occurred on January 1, 2003.

2. PRELIMINARY PURCHASE PRICE

The unaudited pro forma combined consolidated condensed financial statements reflect a preliminary purchase price of approximately $7,132,000 consisting of
(a) a total of approximately 2,393,894 shares of common stock to be issued at consummation valued at approximately $5,329,000 using a fair market value per share of $2.23 (b) approximately $883,000 of consideration for options and warrants to purchase approximately 454,752 equivalent shares of Larscom common stock assumed as part of the merger (c) estimated direct transaction costs of approximately $920,000. The preliminary fair market value of Larscom's common stock to be issued was determined using the five-day average price surrounding the date the acquisition was announced. The preliminary fair market value of Larscom's stock options to be issued was determined using the Black-Scholes option-pricing model and the following assumptions: expected life of 4.92 years, risk-free interest rate of 2.20%, expected volatility of 90% and no expected dividend yield. The following assumptions were used to perform the calculations for the warrants assumed: remaining contractual life of 1.63 years, risk-free interest rate of 1.30% and expected volatility of 90%. The final purchase price is dependent on the actual number of shares of common stock exchanged, the actual number of options and warrants assumed and actual direct merger costs. The final purchase price will be determined upon completion of the combination. The preliminary purchase price of the VINA merger is as follows (in thousands):

Value of Larscom common stock to be issued               $5,329
Value of Larscom options and warrants to be issued          883
Estimated direct transaction costs                          920
                                                         ------
      Total estimated purchase price                     $7,132
                                                         ======


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
3. PRELIMINARY PURCHASE PRICE ALLOCATION


Under the purchase method of accounting, the total estimated purchase price is allocated to VINA's net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the preliminary purchase price and management's estimate of fair value based upon the preliminary independent valuation, the preliminary purchase price allocation, which is subject to change based on Larscom's final analysis, is as follows (in thousands):


Tangible assets acquired                           $ 10,741
Amortizable intangible assets:
     Developed technology                             1,250
     Tradenames/trademarks                               74
     Customer contracts/relationships                   735
     Order backlog                                       36
                                                   --------
        Total assets acquired                        12,836

In-process research and development                      74

Liabilities assumed                                  (4,335)
Deferred compensation                                   106

Estimated VINA accrued restructuring charges           (119)

Estimated VINA transaction costs                     (1,430)
                                                   --------
        Net assets acquired                        $  7,132
                                                   ========




The preliminary purchase price allocation for VINA is subject to revision as additional information on the fair values of VINA's assets and liabilities becomes available. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

A preliminary estimate of $2,095,000 has been allocated to amortizable intangible assets with useful lives ranging from 6 months to 6 years as follows:
Developed technology - 5 to 6 years; Trade name / trademarks - 3 years; Customer contracts/relationships - 3 to 5 years; and Order backlog - 6 months.

In-process research and development costs of $74,000 will be charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma combined consolidated condensed statement of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology, which had not yet reached technological feasibility and had no alternative future use as of the date of acquisition. The estimate of in-process research and development costs involved one project, which was 91% complete. A discount rate of 30% was used to value the project.

4. PRO FORMA ADJUSTMENTS

There were no intercompany balances or transactions between Larscom and VINA. Certain reclassifications have been made to conform VINA's historical amounts to Larscom's financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the merger was completed on March 31, 2003 for balance sheet purposes and as of January 1, 2003 for statement of operations purposes and reflect the following pro forma adjustments:



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
(a)   To adjust VINA Inventories to fair value as a result of the merger.

(b) To adjust VINA property and equipment to fair value as a result of the merger.

(c) To establish preliminary fair values for amortizable intangible assets resulting from the merger.

Eliminate VINA Intangible assets                                   $(1,277)
Record Intangible assets resulting from merger                       2,095
                                                                   -------
             Net change in intangible assets                       $   818
                                                                   -------


(d)   To record accrued expenses resulting from the merger:

Accrual for Larscom's transaction costs                             $  920
Accrual for VINA's transaction costs                                 1,431
Accrual for VINA's restructuring costs                                 119
                                                                    ------
Net change in accrued expenses and other current liabilities        $2,470
                                                                    ------



(e) To represent adjustments to Stockholder's Equity resulting from the merger:






                                     (1)            (2)              (3)         (4)            Total
                                 ---------        -------        ---------        ----         -------
Common Stock                     $      (6)       $    24        $      --        $ --        $      18
Additional Paid in Capital        (188,786)         6,188               --          --         (182,598)
Deferred compensation                  112             --             (106)         --                6
Accumulated deficit                180,465             --               --         (74)         180,391
                                 ---------        -------        ---------        ----          -------
Total Stockholders' Equity       $  (8,215)       $ 6,212        $    (106)       $(74)         $(2,183)
                                 ---------        -------        ---------        ----          -------




      (1)   To eliminate the historical stockholders' equity of VINA.

      (2) Represents the estimated value of the Company's common stock and options to be issued in the acquisition of VINA.

      (3) To represent the intrinsic value of the unvested options assumed by Larscom in connection with the VINA merger.

      (4) To reflect the charge for in-process research and development in connection with the VINA transaction.

(f) To reflect deferred compensation adjustments as follows:

                                                       Product                           Selling         Restruct-
                                                       Cost of        Research &        General &        -uring
                                                       Revenue        Development     Administrative     expenses
                                                       -------        -----------     --------------     ---------
To record amortization of deferred
compensation to unvested options settled in
Larscom options over their vesting period              $     3        $         2     $           15     $      --
Elimination VINA deferred compensation                      --                (20)                 8           336
                                                       -------        -----------     --------------     ---------
                                                       $     3        $       (18)    $           23     $     336
                                                       =======        ===========     ==============     =========

(g) To record the amortization of intangible assets resulting from the merger and eliminate the amortization of intangibles related to VINA:

Eliminate VINA Intangible asset amortization                     $(116)
Record Intangible asset amortization resulting from merger         132
                                                                 -----
              Net change in amortization expense                 $  16
                                                                 -----



5. UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

      Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed by adding approximately 2,393,894 shares, assumed to be issued in exchange for all of the outstanding VINA shares in connection with the merger. As the unaudited pro forma condensed combined consolidated statement of operations for the period presented shows a net loss, weighted average basic and diluted shares are the same. All Larscom share amounts are adjusted to reflect the 7-for-1 reverse stock split approved by Larscom's shareholders with an effective date of June 6, 2003.

                                       7